Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Macy’s, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-231970, 333-192917, 333-160564, 333-153720, 333-153719, 333-185575, 333-213707, 333-225210, 333-256360, and 333-265177) on Form S-8 and (No. 333-265236) on Form S-3 of our report dated March 24, 2023, with respect to the consolidated financial statements of Macy’s, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG
Cincinnati, Ohio
March 24, 2023